Revolving Loan Note                                          [logo of PNC BANK]


$20,000,000                                                   October ___, 1997

FOR VALUE RECEIVED, COMMUNITY DISTRIBUTORS, INC., (the "Borrower"), with an address at 251 Industrial Parkway, Somerville, NJ 08876, promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Bank"), in lawful money of the United States of America in immediately available funds at its offices located at 1600 Market Street, Philadelphia, Pennsylvania 19103, or at such other location as the Bank may designate from time to time, the principal sum of TWENTY MILLION DOLLARS ($20,000,000) or such lesser amount as may be advanced to or for the benefit of the Borrower under the Revolving Loan facility established pursuant to the Loan Agreement referred to below, together with interest accruing on the outstanding principal balance from the date hereof, as provided below:

1. Rate of Interest. Amounts outstanding under this Note will bear interest at the rate or rates and calculated in the manner and payable all as set forth in the Loan Agreement (as defined below).

2. Payment Terms. Interest shall be payable as set forth in the Loan Agreement. The outstanding principal balance and any accrued but unpaid interest shall be due and payable on the Revolving Loan Termination Date, as defined in the Loan Agreement.

3. Default Rate. This Note shall bear interest at the Default Rate as defined in and to the extent set forth in the Loan Agareement. The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

4. Prepayment. The indebtedness evidenced by this Note may be prepaid in whole or in part at any time, subject to the terms of the Loan Agreement.

5. Other Loan Documents. This Note is issued in connection with a Loan and Security Agreement of even date between Bank and Borrower, the terms of which are incorporated herein by reference (as amended from time to time, the "Loan Agreement"), and is secured by the property described in the Loan Agreement and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note.

6. Events of Default. The occurrence of any Event of Default under the Loan Agreement will be deemed to be an "Event of Default" under this Note. Upon the occurrence of any Event of Default, the Bank may exercise from time to time any of the rights and remedies available to the Bank under the Loan Agreement or under applicable law.

7. Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities or other property of the Borrower given to the Bank by law, the Bank shall have, with respect to the Borrower's obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby assigns, conveys, delivers, pledges and transfers to the Bank all of the Borrower's right, title and interest in and to, all deposits, moneys, securities and other property of the Borrower now or hereafter in the possession of or on deposit with, or in transit to, the Bank whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

8. Miscellaneous. No delay or omission of the Bank to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power, nor shall the Bank's action or inaction impair any such right or power. The Borrower agrees to pay on demand, to the extent permitted by law, all reasonable costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated above is located. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower and the Bank hereby irrevocably consents to the non-exclusive jurisdiction of any state or federal court for the county or judicial district where the Bank's office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth in the Loan Agreement and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

9. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK IRREVOCABLY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION


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CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE
FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.




WITNESS the due execution hereof as of the date first written above, with the intent to be legally bound hereby.

                              COMMUNITY DISTRIBUTORS, INC.



                              By: _____________________________________________

                              Print Name: _____________________________________

                              Title: __________________________________________